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                                SECOND AMENDMENT

                                       TO

                              EMPLOYMENT AGREEMENT

         This Second Amendment to Employment Agreement made and entered as of the 29th day of September, 1997 between Pennsylvania Real Estate Investment Trust ("PREIT") and Sylvan M.
Cohen ("Employee").

                             Background of Agreement

         PREIT has previously entered into an Employment Agreement with Employee, which, as presently amended and restated, remains in effect until December 31, 1997 (the amended and restated Employment Agreement is herein called the "Employment Agreement"). PREIT and Employee wish to amend the Employment Agreement to (i) provide for a contingency whereby the duties of Employee would be modified, (ii) provide for an additional three years of employment and (iii) reflect as Employee's basic compensation the current amount thereof. The parties have determined that it would be advisable to amend the Employment Agreement in the manner hereinafter provided.

         NOW, THEREFORE, the parties hereto, intending to be legally bound hereby agree as hereinafter set forth.

                  1. Paragraph 1 of the Employment Agreement is hereby amended in its entirety to read as follows:

                  "1. Duties.

                                    Employee is presently employed as the
                  Chairman of the Board and Chief Executive Officer of



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                  PREIT. While serving in his present capacity, the duties and authority of Employee shall be consistent with those currently performed and exercised by Employee. Contingent and effective upon the position of Chief Executive Officer being assumed by another person as contemplated in the August 27, 1997 Proxy Statement of PREIT, Employee shall serve as the Chairman of the Board of Trustees of PREIT and the Chairman of the Property Committee of the Board of Trustees, but shall no longer serve as Chief Executive Officer. While serving as Chairman of the Board of Trustees, the duties and authority of Employee shall be (a) to preside at the meetings of the Board of Trustees and the Shareholders of PREIT, and (b) to serve as Chair of the Property Committee of the Board of Trustees. Employee shall have the authority to call special meetings of the Board of Trustees and the Property Committee. Employee shall devote such time, attention and energy to the business and financial affairs of PREIT as shall be necessary to discharge his duties hereunder. Employee shall be free to engage in other business, personal and community pursuits during the term hereof so long as the same do not prevent Employee from discharging his duties hereunder."

                  2. Paragraph 2 of the Employment Agreement is hereby amended in its entirety to read as follows:

                  "2. Term.

                           Regardless of Employee's position as determined by
                  Paragraph 1 above, the term of employment hereunder shall continue for a period ending December 31, 2000. Upon the expiration of such period, the term shall continue for successive terms of one year each unless, not later than 180 days prior to the expiration of the then current term, written notice is given by either party hereto of his or its election to terminate the employment at the end of the then current term. If such written notice is given, the employment shall terminate at the end of the then current term."

                  3. Paragraph 3 of the Employment Agreement is hereby amended in its entirety to read as follows:

                  "3. Basic Compensation.

                           PREIT agrees to pay and Employee agrees to accept,
                  as the basic compensation for all services to be rendered by Employee hereunder the sum of Three Hundred



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                  Forty-Five Thousand Dollars ($345,000.00) per annum, payable in approximately equal monthly or bimonthly installments, as PREIT and Employee shall agree. The Board of Trustees of PREIT, in its sole discretion, may increase the basic compensation payable hereunder at any time or times during the term hereof. If such basic compensation is increased, the increased amount shall become the basic compensation of Employee hereunder from and after the date of such increase. The basic compensation of Employee may not, at any time during the term hereof, be decreased, except if Employee agrees in writing to such reduction."


                  4. In all other respects, all other terms and conditions of the Employment Agreement shall be unchanged and remain in full force and effect.

         IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the day and year first above written.

                            PENNSYLVANIA REAL ESTATE INVESTMENT TRUST


                            By:/s/ Robert Freedman
                            ------------------------------------------------
                                                                     Trustee


                            /s/ Jonathan B. Weller
                            ------------------------------------------------
                                                                     Trustee



                            EMPLOYEE


                            /s/ Sylvan M. Cohen
                                -----------------------------------------
                                Sylvan M. Cohen


Dated:  September 30, 1997.